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                [SULLIVAN & CROMWELL LLP LETTERHEAD]                 Exhibit 8.2



                                                          February 13, 2003


Moore Corporation Limited,
         6100 Vipond Drive,
                  Mississauga, Ontario L5T 2X1,
                           Canada.


Ladies and Gentlemen:

      As special tax counsel to Moore Corporation Limited, a Canadian corporation (the "Company") in connection with (i) the proposed merger (the "Merger") of M-W Acquisition, Inc., a Delaware corporation, with and into Wallace Computer Services, Inc., a Delaware corporation ("Wallace"), followed by a merger of the surviving corporation of the Merger with and into another subsidiary of the Company (the "Subsequent Merger"), if we deliver to the Company and Sidley Austin Brown & Wood delivers to Wallace an opinion to the effect that, among other things, the Merger and the Subsequent Merger, taken together, will constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and (ii) the registration of 46,308,810 common shares of the Company, each in connection with the proxy statement/prospectus which forms a part of the registration statement on Form S-4 of the Company to which this opinion is filed as an exhibit (the "Registration Statement"), we hereby confirm to you that the views set forth under the heading "Certain U.S. Federal Income Tax Considerations" therein are our opinion, subject to the limitations set forth therein.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Certain U.S. Federal Income Tax Considerations" in the proxy statement/prospectus therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                                Very truly yours,


                                                SULLIVAN & CROMWELL LLP